Exhibit 99.1

Madrigal Pharmaceuticals Announces Rolling Submission of New Drug Application to U.S. FDA Seeking Accelerated Approval of Resmetirom for the Treatment of NASH with Liver Fibrosis

•	Madrigal expects to complete full submission of the New Drug Application in July 2023

CONSHOHOCKEN, PA, June 30, 2023 – Madrigal Pharmaceuticals, Inc. (NASDAQ:MDGL), a clinical-stage biopharmaceutical company pursuing novel therapeutics for nonalcoholic steatohepatitis (NASH), initiated a rolling submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) seeking accelerated approval of resmetirom for the treatment of NASH with liver fibrosis. Madrigal has submitted the majority of the NDA to the FDA and plans to submit the remaining components in July 2023. The company will request a priority review of the NDA.

Resmetirom was granted Breakthrough Therapy designation in April 2023 for the treatment of patients with NASH with liver fibrosis. As a result, Madrigal was allowed to submit individual sections of its NDA as they were completed rather than waiting until the entire application was complete.

Becky Taub, M.D., Chief Medical Officer and President of Research & Development of Madrigal, stated, “In the MAESTRO-NASH biopsy trial, resmetirom achieved both liver histological improvement endpoints proposed by FDA as reasonably likely to predict clinical benefit and demonstrated a well-tolerated safety profile. We believe the positive results from MAESTRO-NASH support the potential of resmetirom to become a foundational therapy for NASH with liver fibrosis. The MAESTRO development program will provide a robust data package to support the FDA’s review of the resmetirom NDA.”

Paul Friedman, M.D., Chief Executive Officer of Madrigal, stated, “Madrigal is committed to addressing the needs of patients who currently have no approved treatments for NASH with liver fibrosis and the NDA submission for resmetirom is an important milestone. We look forward to working closely with the FDA as the review process progresses.”

About the Resmetirom Phase 3 Registration Program for the Treatment of NASH

Madrigal is currently conducting four Phase 3 clinical trials to demonstrate the safety and efficacy of resmetirom for the treatment of NASH: MAESTRO-NASH, MAESTRO-NAFLD-1, MAESTRO-NAFLD-OLE, and MAESTRO-NASH-OUTCOMES.

MAESTRO-NASH is a multicenter, randomized, double-blind, placebo-controlled Phase 3 study of resmetirom in patients with liver biopsy-confirmed NASH and was initiated in March 2019. The portion of the study designed to support a subpart H approval enrolled more than 1,000 patients with biopsy-proven NASH (at least half with F3 (advanced) fibrosis, the remainder F2 or F1B (moderate fibrosis) with a few earlier F1 patients, randomized 1:1:1 to receive once-daily resmetirom 80 mg, resmetirom 100 mg, or placebo. After 52 weeks of treatment, a second liver biopsy is performed. The dual primary surrogate endpoints on biopsy were NASH resolution with ≥2-point reduction in NAS (NAFLD Activity Score), and with no worsening of fibrosis OR a 1-point decrease in fibrosis with no worsening of NAS. Achievement of either primary endpoint was considered a successful trial outcome. A key secondary endpoint was lowering of LDL-C.

Patients enrolled in the MAESTRO-NASH study (approximately 1,750) continue on therapy after the initial 52-week treatment period for up to 54 months to accrue and measure hepatic clinical outcome events including progression to cirrhosis on biopsy (52 weeks and 54 months) and hepatic decompensation events, as well as all-cause mortality. This portion of the study is designed to generate confirmatory data that, if positive, may help verify resmetirom’s clinical benefit and support full approval.

MAESTRO-NAFLD-1 was initiated in December 2019 and the 52-week multicenter, randomized, placebo-controlled Phase 3 study of resmetirom in over 1,200 patients with NAFLD, presumed NASH, has completed the double-blind arms and an open-label 100 mg arm. An additional open-label active treatment arm in patients with early (well-compensated) NASH cirrhosis is ongoing. The primary endpoint was to evaluate the safety and tolerability of resmetirom. A separate 52 week Phase 3 clinical trial, an open-label extension study of MAESTRO-NAFLD-1 (MAESTRO-NAFLD-OLE), is ongoing.

Patients in the 52-week Phase 3 MAESTRO-NAFLD-1 study were randomized 1:1:1:1 to receive once-daily resmetirom 80 mg, resmetirom 100 mg, placebo in double-blind arms or resmetirom 100 mg in an open-label arm. MAESTRO-NAFLD-1 (unlike MAESTRO-NASH), did not include a liver biopsy and represents a “real-life” NASH study. Patients with three metabolic risk factors were documented with NASH or NAFLD by historical liver biopsy or noninvasive techniques. Using noninvasive measures, MAESTRO-NAFLD-1 was designed to provide incremental safety information to support the NASH indication as well as provide additional data regarding clinically relevant key secondary efficacy endpoints to better characterize the potential clinical benefits of resmetirom on cardiovascular- and liver-related endpoints. The primary safety endpoint and several key secondary endpoints were met, including LDL-C, apolipoprotein B, and triglyceride lowering and reduction of liver fat as determined by MRI-PDFF. Additional secondary and exploratory endpoints were assessed including reduction in liver enzymes, FibroScan, and MRE scores, and other NASH biomarkers.

Data from the 52-week first 1,000 patient portion of MAESTRO-NASH, together with data from MAESTRO-NAFLD-1, MAESTRO-NAFLD-OLE, Phase 2 and Phase 1 data, including safety parameters, will form the basis for Madrigal’s subpart H submission to FDA for accelerated approval of resmetirom for treatment of NASH with liver fibrosis.

In August 2022, Madrigal initiated MAESTRO-NASH-OUTCOMES, a randomized double-blind placebo-controlled study in approximately 700 patients with early NASH cirrhosis to allow for noninvasive monitoring of progression to liver decompensation events. A positive outcome is expected to support the full approval of resmetirom for noncirrhotic NASH, potentially accelerating the timeline to full approval. In addition, this study has the potential to support an additional indication for resmetirom in patients with well-compensated NASH cirrhosis.

About NASH

Nonalcoholic steatohepatitis (NASH) is a more advanced form of nonalcoholic fatty liver disease (NAFLD). In the United States, NAFLD is estimated to affect approximately 25% of the population, and approximately 25% of those will progress from NAFLD to NASH.

NASH is a leading cause of liver related mortality and an increasing burden on healthcare systems globally. Additionally, patients with NASH, especially those with more advanced metabolic risk factors (hypertension, concomitant type 2 diabetes), are at increased risk for adverse cardiovascular events and increased morbidity and mortality.

Once NASH progresses to significant liver fibrosis (stages F2 and F3) the risk of adverse liver outcomes increases dramatically. NASH is rapidly becoming the leading cause of liver transplantation in the U.S. There are currently no FDA-approved therapies available for the treatment of NASH.

About Madrigal Pharmaceuticals

Madrigal Pharmaceuticals, Inc. (Nasdaq: MDGL) is a clinical-stage biopharmaceutical company pursuing novel therapeutics for nonalcoholic steatohepatitis (NASH), a liver disease with high unmet medical need. Madrigal’s lead candidate, resmetirom, is a once daily, oral, thyroid hormone receptor (THR)-b selective agonist designed to target key underlying causes of NASH in the liver. For more information, visit www.madrigalpharma.com.

Forward Looking Statements

This communication includes “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are based on Madrigal’s beliefs and assumptions and on information currently available to it, but are subject to factors beyond its control. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Forward-looking statements include: all statements that are not historical facts; statements referenced by forward-looking statement identifiers, including the examples in the paragraph below; resmetirom’s potential to be the first specialty therapy for NASH patients with significant liver fibrosis; statements concerning potential accelerated approval; statements concerning the timing of resmetirom’s rolling NDA submission; and statements or references concerning - the potential efficacy and safety of resmetirom for noncirrhotic NASH patients and cirrhotic NASH patients, possible or assumed future results of operations and expenses, business strategies and plans (including ex-US. Launch/partnering plans), research and development activities, and the timing and results associated with the future development of resmetirom, the timing and completion of projected future clinical milestone events, including enrollment, additional studies, top-line data and open label projections, plans, objectives, timing and support for making for making a Subpart H (Accelerated Approval of New Drugs for Serious or Life-Threatening Illnesses) submission to FDA, projections or objectives for obtaining accelerated or full approval for resmetirom, Madrigal’s primary and key secondary study endpoints for resmetirom and the potential for achieving such endpoints and projections, demonstrating clinical benefit to support accelerated approval, the potential to support an additional indication for resmetirom in patients with well-compensated NASH cirrhosis, optimal dosing levels for resmetirom and projections regarding potential NASH or NAFLD and potential patient benefits with resmetirom, including future NASH resolution, safety, fibrosis treatment, cardiovascular effects, lipid treatment, and/or biomarker effects with resmetirom.

Forward-looking statements can be identified by terms such as “accelerate,” “achieve,” “allow,” “anticipates,” “appear,” “be,” “believes,” “can,” “confidence,” “continue,” “could,” “demonstrates,” ”design,” “estimates,” “expectation,” “expects,” “forecasts,” “future,” “goal,” “help,” “hopeful,” “inform,” inform,” “intended,” “intends,” “may,” “might,” “on track,” “planned,” “planning,” “plans,” “positions,” “potential,” “powers,” “predicts,” ”predictive,” “projects,” “seeks,” “should,” “will,” “will achieve,” “will be,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to: the assumptions underlying the forward-looking statements; risks of obtaining and maintaining regulatory approvals, including, but not limited to, potential regulatory delays or rejections; risks associated with meeting the objectives of Madrigal’s clinical studies, including, but not limited to Madrigal’s ability to achieve enrollment objectives concerning patient numbers (including an adequate safety database), outcomes objectives and/or timing objectives for Madrigal’s studies; any delays or failures in enrollment, and the occurrence of adverse safety events; risks related to the effects of resmetirom’s mechanism of action; the achievement of enrollment objectives concerning patient number, safety database and/or timing for Madrigal’s studies; enrollment and trial conclusion uncertainties; market demand for and acceptance of our products; the potential inability to raise sufficient capital to fund ongoing operations as currently planned or to obtain financings on terms similar to those arranged in the past; the ability to service indebtedness and otherwise comply with debt covenants; outcomes or trends from competitive studies; future topline data timing or results; the risks of achieving potential benefits in studies that includes substantially more patients, and patients with different disease states, than prior studies; the timing and outcomes of clinical studies of resmetirom; and the uncertainties inherent in clinical testing. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Madrigal undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Madrigal’s submissions filed with the U.S. Securities and Exchange Commission, or SEC, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied. Madrigal specifically discusses these risks and uncertainties in greater detail in the section appearing in Part I, Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, as amended by our Form 10-K/A filed with the SEC on March 3, 2023, and as updated from time to time by Madrigal’s other filings with the SEC.

Investor Contact

Alex Howarth, Madrigal Pharmaceuticals, Inc., IR@madrigalpharma.com

Media Contact

Christopher Frates, Madrigal Pharmaceuticals, Inc., media@madrigalpharma.com